Exhibit 10.8

AMENDMENT NO. 1

TO

LETTER AGREEMENT

This Amendment No. 1 to the Letter Agreement (this “Amendment”), entered into as of May 13, 2019, is by and among Insurance Acquisition Corp. (the “Company”) and the security holders, officers and directors of the Company that are signatories hereto.

RECITALS

A.                The Letter Agreement (the “Letter Agreement”) was made as of March 19, 2019 by and among the Company and certain security holders, officers and directors of the Company.

B.                 Certain officers and directors of the Company have sought permission to participate in the formation of, or become an officer or director of, a new blank check company focused on seeking businesses providing insurance or insurance related services, which is prohibited by the Letter Agreement until, among other occurrences, the entry into a definitive agreement by the Company for a Business Combination.

C.                 The Company and each of the other parties signatory hereto desire to amend the Letter Agreement pursuant to the terms and conditions of this Amendment.

D.                All capitalized terms not otherwise defined herein shall have the meaning set forth in the Letter Agreement.

NOW, THEREFORE, for and in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                  Section 13 of the Letter Agreement is hereby deleted in its entirety and replaced with the following:

“13. Each officer and director of the Company acknowledges and agrees that the Company will not consummate any Business Combination with any company or involving any assets with which or about which an officer or director has had any discussions in such person’s capacity as an officer or director of the Company, formal or otherwise, prior to the consummation of the Offering, with respect to a Business Combination. Until the earlier of (i) the entry into a definitive agreement by the Company for a Business Combination; (ii) the liquidation of the Company; (iii) the termination of such person as an officer or director of the Company or (iv) the date that is 18 months after the completion of the IPO (each, a “Prohibition Release Event”), each officer and director of the Company agrees (A) not to participate in the formation of, or become an officer or director of, any blank check company focused on seeking businesses providing insurance or insurance related services, and (B) not to serve as an officer or other employee of a blank check company. Notwithstanding the foregoing, each officer and director of the Company, prior to a Prohibition Release Event, may participate in the formation of, or become an officer or director of, any blank check company (a “SPAC”), provided that the activities of such SPAC prior to the occurrence of a Prohibition Release Event shall be limited to the following: (1) the engagement of underwriters for the proposed offering (it being understood that no “Testing the Waters” meetings with prospective investors, or other marketing or “public-facing” activities shall be permissible); (2) the engagement of other service providers, including auditors, legal counsel, finance consultants and financial printers; (3) the formation and establishment of the required legal entities for such SPAC and activities related thereto; and (4) the preparation and submission of a confidential draft registration statement on Form S-1 to the Commission (it being understood that no live filing of the registration statement or any other “public-facing” activities shall be permissible).”

2.	In all other respects the Letter Agreement remains in full force and effect, without amendment.

3.	This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Amendment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.

[Signatures Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Letter Agreement to be executed as of the date first written above.

INSURANCE ACQUISITION CORP.
By:	/s/ John M. Butler
Name:	John M. Butler
Title:	President and Chief Executive Officer

INSURANCE ACQUISITION SPONSOR, LLC
By:	/s/ Daniel G. Cohen
Name:	Daniel G. Cohen
Title:	Chief Executive Officer

DIOPTRA ADVISORS, LLC
By:	/s/ Daniel G. Cohen
Name:	Daniel G. Cohen
Title:	Chief Executive Officer

COHEN & COMPANY, LLC
By:	/s/ Joseph W. Pooler, Jr.
Name:	Joseph W. Pooler, Jr.
Title:	Chief Financial Officer

[Signature Page to Amendment]

/s/ Daniel G. Cohen
Daniel G. Cohen, individually

/s/ John M. Butler
John M. Butler, individually

/s/ Paul Vernhes
Paul Vernhes, individually

/s/ Joseph W. Pooler, Jr.
Joseph W. Pooler, Jr., individually

/s/ John C. Chrystal
John C. Chrystal, individually

/s/ Stephanie Gould Rabin
Stephanie Gould Rabin, individually

/s/ Sasson Posner
Sasson Posner, individually

/s/ Joseph M. Scheerer
Joseph M. Scheerer, individually

[Signature Page to Amendment]